Exhibit 10.21
THIRD AMENDMENT
TO THE SUNRISE ASSISTED LIVING
EXECUTIVE DEFERRED COMPENSATION PLAN
               WHEREAS, Sunrise Senior Living, Inc. (the “Company”) maintains the Sunrise Senior Living Executive Deferred Compensation Plan (the “Plan”); and
               WHEREAS, the Company desires to amend the Plan to (i) document compliance with various Internal Revenue Service transitional rules for implementing the new deferred compensation rules under Section 409A of the Internal Revenue Code and (ii) make other related changes; and
               WHEREAS, the Company has reserved the right in Plan Section 12.1 to amend the Plan at any time.
               NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2005 (or other date set out herein), as follows:
               1.     Section 6.1 of the Plan is hereby amended, effective January 1, 2006, by the addition of a new sentence at the end thereof to read as follows:
“Notwithstanding any other provision of this Plan to the contrary, for any Participant who (a) made Annual Deferrals (or became vested in employer contribution credits) after 2004 and (b) retires prior to 2007, distribution of his or her vested Deferral Account shall be made (or commence) as of the later of January, 2007 or six (6) months following the date of his or her Retirement (or, to the extent permitted by the Deferred Compensation Committee consistent with Section 409A of the Internal Revenue Code, such later date as the Participant may elect).”
               2.     Section 6.3 of the Plan is hereby amended, effective December 1, 2005, by the addition of a new sentence at the end thereof to read as follows:

     “Notwithstanding any other provision of this Plan to the contrary, for any Participant who —
(a)	made Annual Deferrals (or became vested in employer contribution credits) after 2004 and had a Termination of Employment in 2005, distribution of his or her vested Deferral Account shall be made in a single lump sum payment as of the later of January, 2006 or six (6) months following the date of his or her termination (or, to the extent permitted by the Deferred Compensation Committee consistent with Section 409A of the Internal Revenue Code, such later date as the Participant may elect); or

(b)	made Annual Deferrals (or became vested in employer contribution credits) after 2004 and had a Termination of Employment in 2006, distribution of his or her vested Deferral Account shall be made in a single lump sum payment as of the later of January, 2007 or six (6) months following the date of his or her termination (or, as permitted by the Deferred Compensation Committee consistent with Section 409A of the Internal Revenue Code, such later date as the Participant may elect).”
               3.     Section 8.1 of the Plan is hereby amended, effective January 1, 2006, by the addition of a new sentence at the end thereof to read as follows:
“Notwithstanding the foregoing, for any Participant who (a) made Annual Deferrals (or became vested in employer contribution credits) after 2004 and (b) dies prior to 2007, distribution of the Participant’s vested Deferral Account shall be made in a single lump sum payment as of January, 2007 (or, to the extent permitted by the Deferred Compensation Committee consistent with Section 409A of the Internal Revenue Code, in 5, 10 or 15 annual installments and/or at such earlier or later date as the Beneficiary may elect).”
               4.     Section 12.2 of the Plan is hereby amended by the addition of a new sentence at the end thereof to read as follows:
“Notwithstanding the foregoing, for any Participant who (a) made Annual Deferrals (or became vested in employer contribution credits) in 2005 and (b) terminated employment with the Company for any reason during that year, the Participant (or his or her Beneficiary) may elect, to the extent permitted by the Deferred Compensation Committee in its sole discretion, to terminate his or her participation in the Plan and receive his or her entire vested Deferred Account in a single lump distribution in 2005.”

               5.     The Plan, as amended herein, is hereby ratified and affirmed in all other respects.
               IN WITNESS WHEREOF, Sunrise Senior Living, Inc. has caused this Third Amendment to be executed by its duly authorized officer, this 16th day of December, 2005.

SUNRISE SENIOR LIVING, INC.
By:	/s/ Jeffrey Jasnoff

Title:	Senior Vice President — Human Resources